Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-149970, 333-149970-01 to 333-149970-08

CAPMARK FINANCIAL GROUP INC.

SUPPLEMENT NO. 3 TO
MARKET MAKING PROSPECTUS DATED
JULY 14, 2008

THE DATE OF THIS SUPPLEMENT IS SEPTEMBER 30, 2008

On September 30, 2008, Capmark Financial Group Inc. filed the attached
Current Report on Form 8-K.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320 San Mateo, California		94402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 24, 2008, Capmark Financial Group Inc. (the “Company”) accepted the resignation of D. Steven Lin from his position as Executive Vice President, Asian Operations.  Mr. Lin’s resignation will be effective on September 30, 2008.

(e)           On September 30, 2008, the Company terminated the Memorandum of Understanding with D. Steven Lin, dated January 9, 2007 (the “Memorandum”).  The Memorandum governed the terms and conditions applicable to Mr. Lin’s international assignment in Tokyo, Japan, including terms related to compensation, foreign assignment-related benefits and tax equalization.  In accordance with the terms of the Memorandum, the Company will tax equalize wages earned by Mr. Lin while on international assignment with the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: September 30, 2008	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary and General Counsel